Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

CLOSING OF NEW BANK AGREEMENT

Minneapolis, MN (July 13, 2010) - Winmark Corporation (Nasdaq; WINA) announced today that it has closed a $30.0 million line of credit with the PrivateBank and Trust Company.  The line of credit will be used for completing the previously announced redemption of Winmark’s Renewable Unsecured Subordinated Notes and for general corporate purposes.

Winmark Corporation creates, supports and finances business.  At June 26, 2010, there were 889 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and there were 19 territories in operation under the Wirth Business Credit® brand.  An additional 46 retail franchises have been awarded but are not open.  In addition, at June 26, 2010, the Company had loans and leases equal to $35.4 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses and the payment of cash dividends for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.